Exhibit 99.1

OUTFRONT MEDIA REPORTS SECOND QUARTER 2020 RESULTS
Revenues of $232.9 million
Operating Loss of $25.9 million
Net loss attributable to OUTFRONT Media Inc. of $57.9 million, $0.44 per diluted share
Adjusted OIBDA of $21.7 million
AFFO attributable to OUTFRONT Media Inc. deficit of $21.3 million

NEW YORK, August 5, 2020 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended June 30, 2020.

"Second quarter revenues came in as we expected and we are confident that our business will improve sequentially in both the third and fourth quarters of this year,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “Our cost focus and strong liquidity position us well to benefit from macro improvements and future strategic opportunities that may arise in our industry.”

	Three Months Ended June 30,		Six Months Ended June 30,
$ in Millions, except per share amounts	2020	2019	2020	2019
Revenues	$232.9	$459.9	$618.2	$831.6
Organic Revenues	232.9	459.1	618.2	830.6
Operating Income (loss)	(25.9)	88.7	7.9	125.6
Adjusted OIBDA	21.7	143.6	108.5	230.4
Net Income (loss) before allocation to non-controlling interests	(58.0)	50.3	(51.7)	56.4
Net Income (loss)[2]	(57.9)	50.3	(51.8)	56.4
Earnings (loss) per share[1,2,3]	($0.44)	$0.35	($0.40)	$0.39
Funds From Operations (FFO)[2]	(27.9)	90.6	16.8	132.7
Adjusted FFO (AFFO)[2]	(21.3)	96.3	18.7	135.5
Shares Outstanding[3]	144.4	142.9	144.1	142.0
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share; 2) References to "Net Income (loss)", "Earnings (loss) per share", “FFO” and “AFFO” mean "Net Income (loss) attributable to OUTFRONT Media Inc.", "Earnings (loss) attributable to OUTFRONT Media Inc. per share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 3) Diluted Weighted-Averages Shares Outstanding.

Second Quarter 2020 Results

Consolidated
Reported revenues of $232.9 million decreased $227.0 million, or 49.4%, for the second quarter of 2020 as compared to the same prior-year period. Organic revenues decreased $226.2 million, or 49.3%, reflecting the impact of foreign exchange rates.

Reported billboard revenues of $188.5 million decreased $117.3 million, or 38.4%, due to lower average revenue per display (yield) resulting from the impact of the novel coronavirus (COVID-19) pandemic on customer advertising expenditures and overall demand for our services. Organic billboard revenues decreased 38.2% for the same reasons.

Reported transit and other revenues of $44.4 million decreased $109.7 million, or 71.2%, due primarily to a decrease in yield resulting from the impact of COVID-19 on customer advertising expenditures and overall demand for our services. Organic transit and other revenues of $44.4 million decreased $109.5 million, or 71.2%.

Total Operating expenses of $154.0 million decreased $86.3 million, or 35.9%, due primarily to lower transit franchise expense, lower posting, maintenance and other expenses, and lower billboard property lease expense. These decreases were driven by lower billboard and transit revenues due to COVID-19, and lower transit franchise expenses paid to the New York Metropolitan Transportation Authority (the “MTA”). Selling, General and Administrative expenses (“SG&A”) of $62.4 million decreased $19.1 million, or 23.4%, due primarily to lower compensation-related costs and lower professional fees, partially offset by a higher provision for doubtful accounts.

Adjusted OIBDA of $21.7 million decreased $121.9 million, or 84.9%.

Segment Results

U.S. Media
Reported and organic revenues of $213.5 million decreased $206.1 million, or 49.1%, due primarily to a decrease in yield resulting from the impact of COVID-19 on customer advertising expenditures and overall demand for our services. Billboard revenues decreased 36.4% and Transit and other revenues decreased 76.1% for the same reasons.

Operating expenses decreased $82.3 million, or 37.9%, due primarily to lower transit franchise expense, lower posting, maintenance and other expenses, and lower billboard property lease expense. These decreases were driven by lower billboard and transit revenues due to COVID-19, and lower transit franchise expenses paid to the MTA. SG&A expenses decreased $15.4 million, or 27.3%, due primarily to lower compensation-related costs and lower professional fees, partially offset by a higher provision for doubtful accounts.

Adjusted OIBDA of $37.4 million decreased $108.4 million, or 74.3%.

Other
Reported revenues of $19.4 million decreased $20.9 million, or 51.9%, due to a decline in Canada and a decline in our Sports Marketing operating segment, both related to the impact of COVID-19 on customer advertising expenditures and overall demand for our services, as well as the cancellation of spring sports at colleges and universities. Organic revenues decreased $20.1 million, or 50.9%.
Operating expenses decreased $4.0 million, or 17.4%, driven by lower posting, maintenance and other expenses, lower billboard property lease expense, and lower expenses related to sports marketing. SG&A expenses decreased $2.7 million, or 31.8%, driven primarily by cost reduction measures taken in response to COVID-19.

An Adjusted OIBDA loss of $5.4 million decreased $14.2 million, or 161.4%, compared to Adjusted OIBDA of $8.8 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, decreased $0.7 million, or 6.4%, to $10.3 million, due primarily to lower compensation-related expenses, offset by the impact of market fluctuations on an equity-linked retirement plan offered to certain employees.

Interest Expense
Net Interest expense was $33.3 million, including amortization of deferred financing costs of $1.7 million, as compared to $33.9 million in the same prior-year period, including amortization of deferred financing costs of $1.6 million. The decrease was due to lower rates and fees, partially offset by a higher average outstanding debt balance compared to the same prior-year period. The weighted average cost of debt at June 30, 2020 was 4.5% compared to 5.2% in the same prior-year period.

Income Taxes
The benefit for income taxes was $1.5 million compared to a provision of $6.2 million in the same prior-year period.  Cash paid for income taxes in the six months ended June 30, 2020 was $2.1 million.

Net Income Attributable to OUTFRONT Media Inc.
Net loss attributable to OUTFRONT Media Inc. was $57.9 million compared to income of $50.3 million in the same prior-year period. Diluted weighted average shares outstanding were 144.4 million compared to 142.9 million for the same prior-year period. Net loss attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.44 compared to Net income attributable to OUTFRONT Media Inc. per common share for diluted earnings per share of $0.35 in the same prior-year period.

FFO & AFFO
FFO attributable to OUTFRONT Media Inc. was a deficit of $27.9 million, a decrease of $118.5 million, or 130.8%, compared to FFO attributable to OUTFRONT Media Inc. of $90.6 million in the same prior-year period, driven primarily by lower net income. AFFO attributable to OUTFRONT Media Inc. was a deficit of $21.3 million, a decrease of $117.6 million, or 122.1%, compared to AFFO attributable to OUTFRONT Media Inc. of $96.3 million in the same prior-year period, due primarily to lower net income.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $50.7 million for the six months ended June 30, 2020 decreased $32.8 million, or 39.3%, compared to $83.5 million during the same prior-year period, due primarily to lower net income. Total capital expenditures decreased $7.7 million, or 19.4%, to $31.9 million for the six months ended June 30, 2020, compared to the same prior-year period.

Dividends
In the six months ended June 30, 2020, we paid cash dividends of $61.1 million, including $55.2 million on our common stock, $0.4 million on our Class A equity interests of a subsidiary that controls our Canadian business, and $5.5 million on our Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). In order to preserve financial flexibility and liquidity in light of the current uncertainty in the global economy resulting from the COVID-19 pandemic, our board of directors has suspended our quarterly dividend on our common stock but expects to meet our minimum annual 2020 REIT distribution requirements.

Balance Sheet and Liquidity
As of June 30, 2020, our liquidity position included unrestricted cash of $647.8 million and $498.4 million of availability under our $500.0 million revolving credit facility, net of $1.6 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility. During the three months ended June 30, 2020, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. On April 20, 2020, we issued and sold $400.0 million of the Series A Preferred Stock, which is convertible into shares of our common stock at a conversion price of $16.00 per share and carries a 7.0% annual dividend payable at our option in cash or in-kind, subject to certain exceptions and conditions. As of June 30, 2020, the maximum number of shares of our common stock that could be required to be issued on conversion of the outstanding shares of the Series A Preferred Stock was 25.0 million shares. Total indebtedness as of June 30, 2020 was $2.7 billion, excluding $30.8 million of debt issuance costs, and includes a $600.0 million term loan, $2.1 billion of senior unsecured notes and $80.0 million of borrowings under our structured repurchase facility.

COVID-19 Pandemic
The COVID-19 pandemic and the related preventative measures taken to help curb the spread, have had, and may continue to have, a significant impact on the global economy and our business. The COVID-19 pandemic has (i) interrupted our ability to build and deploy advertising structures and sites, including digital displays; (ii) reduced or curtailed our customers’ advertising expenditures and overall demand for our services through purchase cancellations or otherwise; (iii) increased the volatility of our customers’ advertising expenditure patterns from period-to-period through short-notice purchases, purchase deferrals or otherwise; and (iv) extended delays in the collection of earned advertising revenues from our customers, all of which could have a material adverse effect on our business, financial condition and results of operation in 2020. As a result of the impact of the COVID-19 pandemic on our business and results of operations, we expect our key performance indicators, total revenues and total expenses to be materially lower in 2020 than historical levels, particularly in our U.S. Media segment and with respect to our transit and other business. Additionally, we expect transit franchise expenses, billboard property lease expenses and posting, maintenance and other expenses, such as rental expenses and minimum annual guarantee payments, to materially increase as a percentage of revenues more than historical levels, as revenues decline in 2020. We expect the impacts described above to be greater in the second quarter of 2020 than in the third and fourth quarters of 2020. Accordingly, results for the three and six months ended June 30, 2020, are not indicative of the results that may be expected for the fiscal year ending December 31, 2020. In order to preserve financial flexibility, increase liquidity and reduce expenses in light of the current uncertainty in the global economy and our business resulting from the COVID-19 pandemic, we undertook the following actions, among others: borrowed nearly all of the remaining available amount under the revolving credit facility (which was repaid in full as of June 30, 2020 using the net proceeds from the offering of new senior notes and cash on hand), issued and sold $400.0 million of the Series A Preferred Stock and $400.0 million aggregate principal amount of new senior notes, amended the credit agreement governing the revolving credit facility to modify the calculation of our financial maintenance covenant ratio, suspended our quarterly dividend payments on our common stock, suspended our deployment of digital transit displays (except with respect to the MTA, with which we recommenced deployment in the third quarter of 2020), and reduced capital expenditures and expenses through cost-savings initiatives. Given the uncertainty around the severity and duration of the COVID-19 pandemic and the measures taken, or may be taken, in response to the COVID-19 pandemic, we cannot reasonably estimate the full impact of the COVID-19 pandemic on our business, financial condition and results of operations at this time, which may be material.

Conference Call
We will host a conference call to discuss the results on August 5, 2020 at 4:30 p.m. Eastern Time. The conference call numbers are 888-256-1007 (U.S. callers) and 856-344-9299 (International callers) and the passcode for both is 8319732. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.  OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contact:
Gregory Lundberg
Senior Vice President, Investor Relations
(212) 297-6441
greg.lundberg@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period.  We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and restructuring charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.  It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “Fund From Operations, or FFO” and “Adjusted FFO, or AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and non-controlling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our non-controlling interests, as well as the non-cash portion of income taxes and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations, including but not limited to the impact of the COVID-19 pandemic on our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the severity and duration of the novel coronavirus (COVID-19) and any other pandemics, and the impact on our business, financial condition and results of operations; declines in advertising and general economic conditions, including declines caused by the COVID-19 pandemic; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners, including the impact of the COVID-19 pandemic; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS  (Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Revenues:
Billboard	$188.5	$305.8	$459.4	$556.8
Transit and other	44.4	154.1	158.8	274.8
Total revenues	232.9	459.9	618.2	831.6
Expenses:
Operating	154.0	240.3	378.8	457.2
Selling, general and administrative	62.4	81.5	141.9	154.8
Restructuring charges	4.7	—	4.7	0.3
Net (gain) loss on dispositions	(5.2)	0.4	(5.3)	(1.1)
Depreciation	21.2	21.4	42.2	42.5
Amortization	21.7	27.6	48.0	52.3
Total expenses	258.8	371.2	610.3	706.0
Operating income (loss)	(25.9)	88.7	7.9	125.6
Interest expense, net	(33.3)	(33.9)	(63.1)	(66.6)
Other income, net	—	—	0.2	0.1
Income (loss) before benefit (provision) for income taxes and equity in earnings of investee companies	(59.2)	54.8	(55.0)	59.1
Benefit (provision) for income taxes	1.5	(6.2)	3.2	(5.2)
Equity in earnings of investee companies, net of tax	(0.3)	1.7	0.1	2.5
Net income (loss) before allocation to non-controlling interests	(58.0)	50.3	(51.7)	56.4
Net income (loss) attributable to non-controlling interests	(0.1)	—	0.1	—
Net income (loss) attributable to OUTFRONT Media Inc.	$(57.9)	$50.3	$(51.8)	$56.4

Net income (loss) per common share:
Basic	$(0.44)	$0.35	$(0.40)	$0.39
Diluted	$(0.44)	$0.35	$(0.40)	$0.39

Weighted average shares outstanding:
Basic	144.4	142.3	144.1	141.5
Diluted	144.4	142.9	144.1	142.0

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION  (Unaudited) See Notes on Page 14

	As of
(in millions)	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$647.8	$59.1
Restricted cash	1.8	1.8
Receivables, less allowance ($20.5 in 2020 and $12.1 in 2019)	200.0	290.0
Prepaid lease and franchise costs	6.6	8.6
Prepaid MTA equipment deployment costs	4.1	55.4
Other prepaid expenses	15.0	15.8
Other current assets	12.4	5.1
Total current assets	887.7	435.8
Property and equipment, net	657.8	666.2
Goodwill	2,082.1	2,083.1
Intangible assets	559.3	550.9
Operating lease assets	1,452.3	1,457.0
Prepaid MTA equipment deployment costs	195.7	116.1
Other assets	52.2	73.2
Total assets	$5,887.1	$5,382.3

Liabilities:
Current liabilities:
Accounts payable	$45.8	$67.9
Accrued compensation	25.6	56.1
Accrued interest	27.0	26.4
Accrued lease and franchise costs	48.2	55.3
Other accrued expenses	34.3	34.2
Deferred revenues	38.3	29.0
Short-term debt	80.0	195.0
Short-term operating lease liabilities	182.2	168.3
Other current liabilities	26.3	17.8
Total current liabilities	507.7	650.0
Long-term debt, net	2,618.4	2,222.1
Deferred income tax liabilities, net	14.2	18.0
Asset retirement obligation	35.2	35.1
Operating lease liabilities	1,274.2	1,285.1
Other liabilities	50.7	45.6
Total liabilities	4,500.4	4,255.9

Commitments and contingencies

Preferred stock (2020 - 50.0 shares authorized, and 0.4 shares of Series A Preferred Stock issued and
outstanding; 2019 - 50.0 shares authorized, and no shares issued and outstanding)	383.4	—
Stockholders’ equity:
Common stock (2020 - 450.0 shares authorized, and 144.4 shares issued
and outstanding; 2019 - 450.0 shares authorized, and 143.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	2,078.8	2,074.7
Distribution in excess of earnings	(1,077.2)	(964.6)
Accumulated other comprehensive loss	(26.9)	(17.7)
Total stockholders’ equity	976.1	1,093.8
Non-controlling interests	27.2	32.6
Total equity	1,386.7	1,126.4
Total liabilities and equity	$5,887.1	$5,382.3

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS  (Unaudited) See Notes on Page 14

	Six Months Ended
	June 30,
(in millions)	2020	2019
Operating activities:
Net income (loss) attributable to OUTFRONT Media Inc.	$(51.8)	$56.4
Adjustments to reconcile net income to net cash flow provided by operating activities:
Net loss attributable to non-controlling interests	0.1	—
Depreciation and amortization	90.2	94.8
Deferred tax (benefit) provision	(5.2)	3.4
Stock-based compensation	11.9	10.8
Provision for doubtful accounts	11.3	3.4
Accretion expense	1.3	1.3
Net gain on dispositions	(5.3)	(1.1)
Equity in earnings of investee companies, net of tax	(0.1)	(2.5)
Distributions from investee companies	1.9	1.6
Amortization of deferred financing costs and debt discount and premium	3.0	3.0
Cash paid for direct lease acquisition costs	(23.6)	(24.0)
Change in assets and liabilities, net of investing and financing activities:
(Increase) decrease in receivables	77.9	(15.5)
Increase in prepaid MTA equipment deployment costs	(28.3)	(46.2)
Increase in prepaid expenses and other current assets	(2.2)	(2.2)
Decrease in accounts payable and accrued expenses	(53.8)	(7.0)
Increase in operating lease assets and liabilities	8.3	7.7
Increase in deferred revenues	9.3	1.1
Decrease in income taxes	(0.1)	(3.5)
Other, net	5.9	2.0
Net cash flow provided by operating activities	50.7	83.5

Investing activities:
Capital expenditures	(31.9)	(39.6)
Acquisitions	(13.6)	(34.4)
MTA franchise rights	(7.3)	(10.7)
Net proceeds from dispositions	2.7	2.2
Return of investments in investee companies	0.8	—
Net cash flow used for investing activities	(49.3)	(82.5)

Financing activities:
Proceeds from long-term debt borrowings	895.0	705.0
Repayments of long-term debt borrowings	(495.0)	(55.0)
Proceeds from borrowings under short-term debt facilities	15.0	30.0
Repayments of borrowings under short-term debt facilities	(130.0)	(190.0)
Payments of deferred financing costs	(7.5)	(8.6)
Proceeds from Series A Preferred Stock issuances	383.9	—
Proceeds from shares issued under the ATM Program	—	50.9
Taxes withheld for stock-based compensation	(12.0)	(7.7)
Dividends	(61.1)	(103.9)
Net cash flow provided by financing activities	588.3	420.7

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	0.4
Net increase in cash, cash equivalents and restricted cash	588.7	422.1
Cash, cash equivalents and restricted cash at beginning of period	60.9	54.1
Cash, cash equivalents and restricted cash at end of period	$649.6	$476.2

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited) See Notes on Page 14

	Six Months Ended
	June 30,
(in millions)	2020	2019
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2.1	$5.3
Cash paid for interest	60.1	64.3

Non-cash investing and financing activities:
Accrued purchases of property and equipment	7.1	11.4
Accrued MTA franchise rights	2.7	3.3
Taxes withheld for stock-based compensation	0.1	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION  (Unaudited) See Notes on Page 14

	Three Months Ended June 30, 2020
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$181.4	$7.1	$—	$188.5
Transit and other	32.1	12.3	—	44.4
Total revenues	$213.5	$19.4	$—	$232.9
Organic revenues(a):
Billboard	$181.4	$7.1	$—	$188.5
Transit and other	32.1	12.3	—	44.4
Total organic revenues(a)	$213.5	$19.4	$—	$232.9
Non-organic revenues(b):
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$—	$—	$—

Operating loss	$(3.9)	$(5.5)	$(16.5)	$(25.9)
Restructuring charges(c)	3.0	0.7	1.0	4.7
Net gain on dispositions	(1.1)	(4.1)	—	(5.2)
Depreciation and amortization	39.4	3.5	—	42.9
Stock-based compensation	—	—	5.2	5.2
Adjusted OIBDA	$37.4	$(5.4)	$(10.3)	$21.7

Adjusted OIBDA margin	17.5%	(27.8)%	*	9.3%

Capital expenditures	$13.6	$0.1	$—	$13.7

	Three Months Ended June 30, 2019
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$285.1	$20.7	$—	$305.8
Transit and other	134.5	19.6	—	154.1
Total revenues	$419.6	$40.3	$—	$459.9
Organic revenues(a)
Billboard	$285.1	$20.1	$—	$305.2
Transit and other	134.5	19.4	—	153.9
Total organic revenues(a)	$419.6	$39.5	$—	$459.1
Non-organic revenues(b):
Billboard	$—	$0.6	$—	$0.6
Transit and other	—	0.2	—	0.2
Total non-organic revenues(b)	$—	$0.8	$—	$0.8

Operating income (loss)	$101.9	$3.3	$(16.5)	$88.7
Net loss on dispositions	0.2	0.2	—	0.4
Depreciation and amortization	43.7	5.3	—	49.0
Stock-based compensation	—	—	5.5	5.5
Adjusted OIBDA	$145.8	$8.8	$(11.0)	$143.6

Adjusted OIBDA margin	34.7%	21.8%	*	31.2%

Capital expenditures	$21.0	$0.5	$—	$21.5

	Six Months Ended June 30, 2020
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$437.9	$21.5	$—	$459.4
Transit and other	130.3	28.5	—	158.8
Total revenues	$568.2	$50.0	$—	$618.2
Organic revenues(a):
Billboard	$437.9	$21.5	$—	$459.4
Transit and other	130.3	28.5	—	158.8
Total organic revenues(a)	$568.2	$50.0	$—	$618.2
Non-organic revenues(b):
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$—	$—	$—

Operating income (loss)	$43.5	$(8.8)	$(26.8)	$7.9
Restructuring charges(c)	3.0	0.7	1.0	4.7
Net gain on dispositions	(1.2)	(4.1)	—	(5.3)
Depreciation and amortization	82.9	7.3	—	90.2
Stock-based compensation	—	—	11.0	11.0
Adjusted OIBDA	$128.2	$(4.9)	$(14.8)	$108.5

Adjusted OIBDA margin	22.6%	(9.8)%	*	17.6%

Capital expenditures	$30.9	$1.0	$—	$31.9

	Six Months Ended June 30, 2019
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$521.3	$35.5	$—	$556.8
Transit and other	236.7	38.1	—	274.8
Total revenues	$758.0	$73.6	$—	$831.6
Organic revenues(a)
Billboard	$521.3	$34.7	$—	$556.0
Transit and other	236.7	37.9	—	274.6
Total organic revenues(a)	$758.0	$72.6	$—	$830.6
Non-organic revenues(b):
Billboard	$—	$0.8	$—	$0.8
Transit and other	—	0.2	—	0.2
Total non-organic revenues(b)	$—	$1.0	$—	$1.0

Operating income (loss)	$157.4	$(0.7)	$(31.1)	$125.6
Restructuring charges	—	—	0.3	0.3
Net (gain) loss on dispositions	(1.3)	0.2	—	(1.1)
Depreciation and amortization	84.3	10.5	—	94.8
Stock-based compensation	—	—	10.8	10.8
Adjusted OIBDA	$240.4	$10.0	$(20.0)	$230.4

Adjusted OIBDA margin	31.7%	13.6%	*	27.7%

Capital expenditures	$38.3	$1.3	$—	$39.6

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES  (Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Net income (loss) attributable to OUTFRONT Media Inc.	$(57.9)	$50.3	$(51.8)	$56.4
Depreciation of billboard advertising structures	15.4	15.9	30.9	32.2
Amortization of real estate-related intangible assets	12.2	10.9	24.2	21.8
Amortization of direct lease acquisition costs	6.3	13.0	17.6	23.3
Net (gain) loss on disposition of real estate assets	(5.2)	0.4	(5.3)	(1.1)
Adjustment related to non-controlling interests	(0.1)	—	(0.2)	—
Adjustment related to equity-based investments	—	0.1	—	0.1
Income tax effect of adjustments(d)	1.4	—	1.4	—
FFO attributable to OUTFRONT Media Inc.	$(27.9)	$90.6	$16.8	$132.7
Non-cash portion of income taxes	(2.8)	1.7	(5.3)	(0.1)
Cash paid for direct lease acquisition costs	(8.7)	(10.0)	(23.6)	(24.0)
Maintenance capital expenditures	(6.3)	(4.5)	(11.1)	(8.6)
Restructuring charges(c)	3.8	—	3.8	0.3
Other depreciation	5.8	5.5	11.3	10.3
Other amortization	3.2	3.7	6.2	7.2
Stock-based compensation	6.1	5.5	11.9	10.8
Non-cash effect of straight-line rent	3.6	1.5	4.9	2.6
Accretion expense	0.7	0.7	1.3	1.3
Amortization of deferred financing costs	1.7	1.6	3.0	3.0
Adjustment related to non-controlling interests	(0.1)	—	(0.1)	—
Income tax effect of adjustments(e)	(0.4)	—	(0.4)	—
AFFO attributable to OUTFRONT Media Inc.	$(21.3)	$96.3	$18.7	$135.5

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES  (Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2020	2019	2020	2019
Adjusted OIBDA	$21.7	$143.6	$108.5	$230.4
Interest expense, net, less amortization of deferred financing costs	(31.6)	(32.3)	(60.1)	(63.6)
Cash paid for income taxes	(1.3)	(4.5)	(2.1)	(5.3)
Cash paid for direct lease acquisition costs	(8.7)	(10.0)	(23.6)	(24.0)
Maintenance capital expenditures	(6.3)	(4.5)	(11.1)	(8.6)
Equity in earnings of investee companies, net of tax	(0.3)	1.7	0.1	2.5
Adjustment related to equity-based investments	—	0.1	—	0.1
Non-cash effect of straight-line rent	3.6	1.5	4.9	2.6
Accretion expense	0.7	0.7	1.3	1.3
Other income	—	—	0.2	0.1
Adjustment related to non-controlling interests	(0.1)	—	(0.4)	—
Income tax effect of adjustments(d)(e)	1.0	—	1.0	—
AFFO	$(21.3)	$96.3	$18.7	$135.5

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in millions, except percentages)	2020	2019	Change	2020	2019	Change
Operating expenses:
Billboard property lease	$94.1	$101.7	(7.5)%	$196.9	$197.7	(0.4)%
Transit franchise	18.5	73.6	(74.9)	76.3	131.7	(42.1)
Posting, maintenance and other	41.4	65.0	(36.3)	105.6	127.8	(17.4)
Total operating expenses	$154.0	$240.3	(35.9)	$378.8	$457.2	(17.1)

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in millions, except percentages)	2020	2019	Change	2020	2019	Change
U.S. Media:
Operating expenses	$135.0	$217.3	(37.9)%	$337.7	$410.7	(17.8)%
SG&A expenses	41.1	56.5	(27.3)	102.3	106.9	(4.3)

Other:
Operating expenses	19.0	23.0	(17.4)	41.1	46.5	(11.6)
SG&A expenses	5.8	8.5	(31.8)	13.8	17.1	(19.3)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)Organic revenues exclude the impact of foreign currency exchange rates (“non-organic revenues”).
(b)In the three and six months ended June 30, 2019, non-organic revenues reflect the impact of foreign currency exchange rates.
(c)In 2020, Restructuring charges relate to severance associated with workforce reductions made in response to the COVID-19 pandemic and includes stock-based compensation expenses of $0.9 million.
(d)Income tax effect related to Net (gain) loss on disposition of real estate assets.
(e)Income tax effect related to Restructuring charges - severance.

* Calculation not meaningful